Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

ANNOUNCES MANAGEMENT CHANGES

HOUSTON, January 29, 2014. Prosperity Bancshares, Inc.® (NYSE: PB) (“Prosperity”), the parent company of Prosperity Bank® (the “Bank”), has announced several management changes.

Chris Bagley, Executive Vice President and Chief Credit Officer of Prosperity and Senior Executive Vice President and Chief Credit Officer of the Bank, has resigned to pursue another opportunity. “On behalf of everyone at Prosperity, we would like to thank Chris for the many contributions he has made to the organization over the years. We wish Chris success in his new endeavor,” commented David Zalman, Chairman and Chief Executive Officer of Prosperity.

Merle Karnes, the former Chief Credit Officer of American State Bank, which Prosperity acquired in 2012, will serve as Chief Credit Officer of the Bank. Mr. Karnes has 40 years of commercial credit experience in the following areas – large corporate, middle market, small business, commercial finance, credit policy/administration, loan workout and loan review. Craig Friemel, the former Chief Credit Officer of First Victoria National Bank (“FVNB”), which Prosperity acquired in November 2013, will oversee the Note Department and will report to Mr. Karnes. Mr. Friemel served as Chief Credit Officer of FVNB for 8 years and prior to that, served as the Head of Commercial Lending at FVNB for 22 years. These individuals have a significant amount of credit-related experience in the banking industry and Prosperity expects a smooth transition of Mr. Bagley’s duties. Randy Hester will continue to serve as the Bank’s Chief Lending Officer.

Prosperity and the Bank have also made several changes in the Corporate area. Michael Epps, the former President of American State Bank, has been promoted to Senior Executive Vice President/Financial Operations and Administration of the Bank and Executive Vice President of Prosperity and will serve on the Executive Committee of the Bank and Prosperity. Mr. Epps had been serving as the Area Chairman of the Bank’s West Texas Area.

Further, Theresa Hollaway has been promoted to Chief Risk Officer of the Bank. Ms. Hollaway has been with the Bank for 23 years and has served in various capacities within the Bank’s operational departments, including overseeing many aspects of the operational integration of acquired banks.

Additional changes made in the West Texas Area are the promotion of Tony Whitehead, President – West Texas Area, to Chairman – West Texas Area and the promotion of Mike Marshall and Gary Galbraith as Presidents of the West Texas Area. Mr. Marshall was the Regional President of the Midland/Odessa market and Mr. Galbraith was the Regional President of the Abilene market.

Finally, the Board of Directors of Prosperity has nominated William T. Luedke IV for election as a director of Prosperity at the annual meeting of shareholders scheduled for April 15, 2014. Mr. Luedke is a partner in the financial institutions section at Bracewell & Giuliani LLP, where he has practiced for 35 years, representing numerous financial institutions in corporate finance, mergers and acquisitions and regulatory matters. In 2014, Mr. Luedke entered the firm’s voluntary partner phase down program and will not be active in the practice of law.

“Prosperity is very fortunate to have the depth and breadth of experience highlighted above within its organization. These individuals have been, and will continue to be, an important part of our organization and our ability to continue to provide excellent customer service and maximize shareholder value,” commented David Zalman.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, recently named America’s Best Bank for 2014 by Forbes, is an $18.6 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services and Mobile Banking. Prosperity currently operates 238 full service banking locations; 63 in the Houston area; 26 in the South Texas area including Corpus Christi and Victoria; 35 in the Dallas/Fort Worth area; 22 in the East Texas area; 36 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland/Odessa and Abilene; 16 in the Bryan/College Station area; and 6 in the Central Oklahoma area.

In connection with the proposed merger of F&M Bancorporation Inc. into Prosperity, Prosperity has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity’s common stock to be issued to the stockholders of F&M Bancorporation. The registration statement includes a proxy statement/prospectus which will be sent to the stockholders of F&M Bancorporation seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, F&M BANCORPORATION AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (281) 269-7199.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from www.prosperitybankusa.com.